Exhibit 99.1

221 East Hickory Street

Mankato, Minnesota 56001

FOR IMMEDIATE RELEASE	Contact:	David Christensen
CFO
507-387-3355

Jennifer Spaude
Investor Relations
507-386-3765

HickoryTech First Quarter 2007 Earnings Announcement

27 percent increase in net income, $4 million reduction in debt

MANKATO, Minn., May 2, 2007—HickoryTech Corp. (Nasdaq: HTCO) today reported financial results for the first quarter of 2007.  The Company reported total revenues of $36.9 million, double-digit overall revenue growth and a 27 percent increase in net income. The Enventis Sector achieved a 27 percent revenue increase and a 143 percent increase in net income.

“We’re very pleased with the solid revenue and earnings per share results delivered in the first quarter and with the continued growth in broadband services and the momentum in our business markets,” said John Finke, HickoryTech’s president and chief executive officer.  “The combined expertise and market position of our Telecom and Enventis Sectors is allowing us to win new business. We are making great progress in implementing our long-term strategies of delivering integrated business solutions of voice, data and network equipment.”

Highlights for the first quarter 2007 as compared to same quarter 2006:

•                  12.8 percent increase in revenues

•                  27.0 percent increase in Enventis revenues

•                  21.2 percent increase in operating income

•                  15.3 percent increase in income from continuing operations

•                  27.2 percent increase in net income, after the loss from discontinued operations

•                  18.2 percent increase in diluted earnings per share

•                  $4 million reduction in long-term debt from the beginning of first quarter of 2007

Consolidated Results for the First Quarter:

HickoryTech’s consolidated operating revenues for the quarter were $36.9 million, an increase of 12.8 percent compared to the first quarter of 2006. HickoryTech’s fifth consecutive quarter of comparative revenue increase was due to continued revenue growth in the Enventis Sector. The $3.8 million Enventis revenue growth was driven by a 31.3 percent growth in Enterprise Network Services (equipment sales and service) and 16.3 percent growth in Transport Services  (wholesale and retail transport and hosted IP services) revenues.

HickoryTech’s consolidated operating income for the quarter was $5.1 million, an increase of 21.2 percent compared to the first quarter of 2006.  The Enventis operating income increase of $0.8 million was the primary driver for this improvement. Consolidated income from continuing operations for the first quarter 2007 was $1.8 million, compared to $1.5 million in the same period of 2006.

HickoryTech reported $1.8 million in net income in the first quarter of 2007 compared to $1.4 million the same period in 2006, an increase of 27.2 percent.  Diluted earnings per share increased to 13 cents for the quarter, versus 11 cents in the prior year’s first quarter.

HickoryTech reported capital expenditures of $2.7 million for the first quarter 2007.  Investments supported the fiber network upgrades and network expansions as well as success-based network improvements.  This investment was $1.1 million less than the same period in 2006.  The long-term debt balance was $139.1 million as of March 31, 2007, representing a $4 million reduction from the level at the beginning of the first quarter of 2007.

Telecom Sector (before inter-segment eliminations):

In the first quarter of 2007, the Telecom Sector experienced many positive trends with increasing broadband revenue, a slight increase in network access revenue, stable operating income and reduced capital expenditures.

Key Telecom Sector metrics for the first quarter 2007, as compared to same period 2006:

•                   Revenues increased to $19.1 million, versus $18.7 million

•                   Broadband revenues grew 28.2 percent to $2.2 million, versus $1.7 million.  These revenues, which include DSL, data and Digital TV services, outpaced the decline in local access revenues.  The upward growth trend in DSL lines continued, totaling 16,313, an increase of 18 percent.

•                   Total Digital TV customers grew to 4,865, up 67.5 percent.

•                   Network access revenues were $7,359,000, slightly higher than the same quarter last year.

•                   Local service revenue declined 3.2 percent due to competition.  Our local lines declined 2.8 percent for the year, a decline that continues to be less than that of industry peers.

Enventis Sector (before inter-segment eliminations):

Enventis, a key element of the HickoryTech growth strategy, repeated its performance as a strong contributor to consolidated operating income in the first quarter of 2007.  Enventis revenue in the first quarter was $18.0 million, consisting of $13.2 million from Enterprise Network Services and $4.8 million from Enterprise Transport Services.  Enventis total revenues increased $3.9 million, or 27.5 percent compared with the first quarter of 2006.  The increase in Enventis operating income for the first quarter was $813,000 or 143% compared with the same quarter in 2006.

Outlook:

“We are energized with our first quarter results and will continue to focus on our business plan to deliver results for the full year 2007,” said Finke.  “We will fully utilize our extended network to grow our business services and cross-sell additional services along our fiber footprint.  We look forward to expanding our Digital TV services to new markets and increasing penetration of broadband services in existing markets.”

Webcast Details:

Further information on the first quarter will be given during the Company’s quarterly conference call and webcast with investors on May 3, 2007 at 9 a.m. CDT. Investors may access the webcast through a link on HickoryTech’s investor relations page at www.hickorytech.com.

About HickoryTech:

HickoryTech Corporation (NASDAQ:  HTCO), headquartered in Mankato, Minn., offers integrated communication products and services to business and residential customers over a regional fiber network.  The company is in its 110th year of operation and has approximately 400 employees. The Telecom Sector, with facilities-based operations in Minnesota and Iowa, offers local voice, long distance, high-speed Internet, Digital TV, and IP networking services to residential and business customers.  In addition, the Telecom Sector develops telecom and carrier access billing solutions and customer management systems. The Enventis Sector provides IP-based voice, data and network solutions to businesses across a five-state region. For more information, visit www.hickorytech.com.

Certain statements included in this press release that are not historical facts are “forward-looking statements.” Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management’s beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Except as required by federal securities laws, HickoryTech undertakes no obligation to update any of its forward-looking statements for any reason.

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Consolidated Statement of Operations

(unaudited)

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	For Three Months Ended March 31
	2007	2006
(Dollars in Thousands)

Revenues:
Telecom Sector	$19,037	$18,656
Enventis	17,890	14,084
Total Revenues	36,927	32,740

Costs and Expenses:
Cost of Sales, Enventis	10,314	7,683
Cost of Services, excluding Depreciation and Amortization	10,917	10,416
Selling, General and Administrative Expenses, excluding Depreciation and Amortization	5,836	6,124
Depreciation	4,504	4,045
Amortization of Intangibles	289	293
Total Costs and Expenses	31,860	28,561

Operating Income	5,067	4,179

Interest and Other Income	84	30
Interest Expense	(2,182)	(1,649)

Income from Continuing Operations Before Income Taxes	2,969	2,560
Income Taxes	1,201	1,027
Income from Continuing Operations	1,768	1,533

Discontinued Operations
Loss from Operations of Discontinued Component	(2)	(240)
Income Tax (Benefit)	(1)	(96)
Loss from Discontinued Operations	(1)	(144)

Net Income	$1,767	$1,389

Reconciliation of Operating Income to EBITDA
Operating Income	$5,067	$4,179
Add:
Depreciation	4,504	4,045
Amortization of Intangibles	289	293
EBITDA	$9,860	$8,517

(Not in thousands)

Basic Earnings Per Share - Continuing Operations:	$0.13	$0.12
Loss Per Share - Discontinued Operations:	—	(0.01)
	$0.13	$0.11

Basic Weighted Average Common Shares Outstanding	13,240,434	13,133,817

Diluted Earnings Per Share - Continuing Operations:	$0.13	$0.12
Loss Per Share - Discontinued Operations:	—	(0.01)
	$0.13	$0.11

Diluted Weighted Average Common and Equivalent Shares Outstanding	13,241,010	13,134,467

Dividends Per Share	$0.12	$0.12

Consolidated Balance Sheet

(unaudited)

	March 31,	December 31,
(In Thousands, Except per Shares Amount)	2007	2006

ASSETS
Current Assets:
Cash and cash equivalents	$1,791	$84
Receivables, net of allowance for doubtful accounts of $829 and $851	22,861	20,780
Inventories	8,446	11,294
Income tax receivable	998	—
Deferred income taxes	815	815
Prepaid expenses	2,007	1,903
Other	818	1,662
Total current assets	37,736	36,538

Investments	3,830	3,554

Property, plant and equipment	308,630	309,264
Less accumulated depreciation	157,055	156,429
Property, plant and equipment, net	151,575	152,835

Other assets:
Goodwill	25,239	25,239
Intangible assets, net	2,851	3,140
Financial derivative instruments	—	2,489
Deferred costs and other	2,979	3,105
Total other assets	31,069	33,973

Total assets	$224,210	$226,900

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities:
Checks written in excess of available cash balances	$—	$1,475
Short-term financing	9,743	7,719
Accounts payable	3,601	4,211
Accrued expenses	5,073	5,167
Accrued interest	415	447
Accrued income taxes	—	4,528
Advanced billings and deposits	3,413	3,488
Current Portion - post retirement benefits	264	212
Current maturities of long-term obligations	1,635	1,560
Total current liabilties	24,144	28,807

Long-term liabilities:
Debt obligations, net of current maturities	137,474	141,529
Accrued Income Taxes	6,666	—
Deferred income taxes	14,294	15,332
Deferred revenue	2,368	2,596
Accrued employee benefits and deferred compensation	8,566	8,550
Financial derivative instruments	66	—
Total long-term liabilities:	169,434	168,007

Total liabilities	193,578	196,814

Commitments and Contingencies	—	—

Shareholders’ equity:
Common Stock, no par value, $.10 stated value Shares authorized: 100,000 Shares issued and outstanding: 13,248 in 2007 and 13,208 in 2006	1,325	1,321
Additional paid-in capital	10,148	9,992
Retained earnings	18,568	18,323
Accumulated other comprehensive income/(loss)	591	450
Total shareholders’ equity	30,632	30,086

Total liabilities and shareholders’ equity	$224,210	$226,900

Telecom Sector Recap

(unaudited, before inter-segment eliminations)

	For Three Months Ended March 31
(Dollars in Thousands)	2007	2006
Revenues:
Local Service	$4,448	$4,595
Network Access	7,359	7,341
Long Distance	1,332	1,148
Data	1,676	1,391
Internet	1,126	1,153
Digital TV	489	285
Directory	885	894
Message Processing & Billing	689	688
Intersegment	107	32
Other	1,033	1,161
Total Telecom Revenues	$19,144	$18,688

Costs and Expenses:
Cost of services, excluding depreciation and amortization	7,855	7,688
Selling, general and administrative expenses, excluding depreciation and amortization	3,273	3,161
Depreciation and amortization	3,913	3,575
Operating income	$4,103	$4,264

Income from Continuing Operations, net of tax	$2,439	$2,633

Key Metrics
Capital Expenditures	$1,646	$3,227
Access Lines	67,578	69,556
Long Distance Customers	41,237	40,372
Internet Customers	20,387	18,959
DSL Customers	16,313	13,820
Digital TV Customers	4,865	2,967

Enventis Sector Recap

(unaudited, before inter-segment eliminations)

	For Three Months Ended March 31
(Dollars In Thousands)	2007	2006
Revenues before eliminations:
Enterprise Network Services	$13,177	$10,031
Enterprise Transport Services	4,713	4,053
Intersegment	62	—
	$17,952	$14,084

Cost of sales	10,314	7,683
Cost of services (excluding depreciation and amortization)	3,198	2,687
Selling, general and administrative expenses, (excluding depreciation and amortization)	2,185	2,410
Depreciation and amortization	875	737

Operating income	$1,380	$567
Net income	$822	$338

Capital expenditures	$1,084	$507

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